UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 16, 2018 (August 14, 2018)

C&J Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38023	81-4808566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd.
Houston, Texas 77042
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 325-6000
N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On August 4, 2018, the Board of Directors (the “Board”) of C&J Energy Services, Inc. (“C&J” or the “Company”) appointed Jan Kees van Gaalen to become Chief Financial Officer of the Company, effective on or around September 17, 2018 (his first date of employment with the Company, the “Commencement Date”), following completion of Mr. van Gaalen’s transition period with his current employer. In this role, Mr. van Gaalen will lead the Company’s finance strategy and oversee the Company’s financial operations, including budgeting and planning, treasury, accounting, tax, reporting and investor relation functions. He succeeds Mr. Michael Galvan, who has served as C&J’s interim chief financial officer since March 2018. Mr. Galvan will continue in his position as C&J’s Senior Vice President – Chief Accounting Officer and report to Mr. van Gaalen following the Commencement Date.
Mr. van Gaalen, age 61, has more than 35 years of global experience in business analytics, treasury, audit, business development and commercial management. He served as Vice President and Chief Financial Officer of Kennametal, Inc. from September 2015 to date. Prior to joining Kennametal, Inc., Mr. van Gaalen served as Executive Vice President and Chief Financial Officer for Dresser-Rand Group, Inc. from April 2013 to July 2015; as Vice President and Treasurer for Baker Hughes, Inc. from January 2008 to April 2013; and as Vice President - Finance and Chief Financial Officer for PT Vale Inco TBK (formerly PT Inco TBK) in Jakarta, Indonesia from 2004 to 2008. Mr. van Gaalen holds a bachelor’s degree in economics from the Erasmus University in Rotterdam, Netherlands and a Master of Business Administration degree from the HEC Management School in France.
In connection with his appointment, the Company provided an offer letter to Mr. van Gaalen (the “Offer Letter”), which provides that Mr. van Gaalen will receive an annualized base salary of $500,000 and will be eligible for an annual cash bonus award under the Company’s short-term incentive plan, subject to and conditioned on the Company’s overall performance and financial results and the achievement of preestablished performance goals, with a target value of 75% of his annualized base salary (pro-rated for the 2018 fiscal year). The Offer Letter also provides that Mr. van Gaalen will be eligible to receive annual equity awards granted under the Company’s long-term incentive plan, which annual equity awards will have an aggregate target value of 225% of his annualized base salary. In addition, as an inducement and in connection with the commencement of his employment, Mr. van Gaalen will receive a one-time equity award under the Company’s long-term incentive plan with an aggregate value of $425,000, which award will be granted at the same time as the annual equity awards for calendar year 2018 are granted, which is currently expected to occur in December 2018. Mr. van Gaalen will be eligible to participate in the Company’s benefit plans, including medical, dental, vision and life insurance, and 401(k) plan and will be eligible to receive fringe benefits and perquisites commensurate with his position, title and duties with the Company, including an automobile allowance and related fuel and insurance coverage. The Company will provide reimbursement for reasonable temporary living expenses for a period of up to two months following the Commencement Date and reasonable expenses associated with moving to the greater Houston area.
The Offer Letter also provides that the Company will enter into an employment agreement with Mr. van Gaalen, which employment agreement will be effective as of the Commencement Date. Once the Company and Mr. van Gaalen have entered into such employment agreement, the Company will file a Form 8-K/A to amend this Current Report to provide a description of the employment agreement, including the compensation arrangement, agreed to between the Company and Mr. van Gaalen in connection with his appointment as the Chief Financial Officer. At the time of filing this Current Report, the terms of the employment agreement have yet to be finalized but the terms of the compensation arrangement are expected to be substantially similar to the terms described above with respect to the Offer Letter.
There is no arrangement or understanding with any person pursuant to which Mr. van Gaalen is being appointed Chief Financial Officer. There are no family relationships between Mr. van Gaalen and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
Item 7.01    Regulation FD Disclosure
On August 14, 2018, C&J issued a press release announcing the appointment of Mr. van Gaalen as the Company’s new Chief Financial Officer, a copy of which furnished as Exhibit 99.1 hereto, pursuant to Item 7.01 of Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 14, 2018.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 16, 2018	C&J ENERGY SERVICES, INC.

By:/s/Danielle Hunter
	Name:	Danielle Hunter
	Title:	Executive Vice President, General Counsel, Chief Risk and
Compliance Officer and Corporate Secretary

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